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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20999, File No. 333-46647, File No. 333-56237 and File No. 333-69653) and Forms S-8 (File
No. 333-14243 and File No. 333-28427).

ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
March 30, 2000